Exhibit 15.1

August 23, 2018

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We are aware that our reports dated May 9, 2018 and August 6, 2018 on our reviews of interim financial information of Baxter International Inc., which are included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018 and June 30, 2018 are incorporated by reference in this Registration Statement on Form S-3.

Very truly yours,

/s/ PricewaterhouseCoopers LLP